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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 2-86334, 2-90423, 2-96906, 33-4569, 33-22619, 33-29469, 33-
42454, 33-44456, 33-50204, 33-64706, 33-53313 and 33-55737) pertaining to the
Stock Option Plan for Executive and Key Employees of StreamLogic Corporation (formerly Micropolis Corporation), as amended, Employees' Stock Option Plan, as amended, the Stock Option Plan for Directors of StreamLogic Corporation, as amended, and Employee Stock Purchase Plan of StreamLogic Corporation and in the related Prospectuses of our report dated June 28, 1996, with respect to the consolidated financial statements and schedule of StreamLogic Corporation included in the Annual Report (Form 10-K) for the three month period ended March 29, 1996.

  Our audits also included the financial statement schedule of StreamLogic Corporation listed in item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                     ERNST & YOUNG LLP

Los Angeles, California
June 28, 1996